UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 11, 2006

GENERAL MILLS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-1185	41-0274440
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Number One General Mills Boulevard Minneapolis, Minnesota (Mail: P.O. Box 1113)	55426 (Mail: 55440)
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (763) 764-7600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 11, 2006, the General Mills Board of Directors amended Article I, Section 6 of the Company’s Bylaws to provide for the election of directors by a majority of votes cast in uncontested elections. A majority of the votes cast means that the number of shares voted “for” a director must exceed the number of shares voted “against” that director, excluding abstentions.

Previously, directors were elected under a plurality vote standard, meaning the candidates receiving the highest number of votes were elected whether or not they received a majority of the votes cast. Contested elections, where the number of nominees standing for election exceeds the number of directors to be elected, will continue to use the plurality vote standard.

If an incumbent director is not elected, the director must promptly offer his or her resignation to the Board. The Corporate Governance Committee will then make a recommendation to the Board on whether to accept or reject the resignation, or whether other action should be taken. The Board will publicly disclose its decision and the rationale behind it within 90 days of the certification of the election results. The director who offers his or her resignation will not participate in the Board’s decision.

This description is qualified in its entirety by reference to the text of the Bylaw amendment. The Bylaw amendment and an accompanying press release are filed with this Current Report as Exhibit 3.1 and Exhibit 99.1 respectively.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

3.1	Amendment dated December 11, 2006 to the Bylaws of General Mills, Inc.
99.1	Press Release of General Mills, Inc. dated December 11, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 12, 2006

GENERAL MILLS, INC.
By:	/s/ Siri S. Marshall
Name: Siri S. Marshall Title: Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

3.1	Amendment dated December 11, 2006 to the Bylaws of General Mills, Inc.
99.1	Press Release of General Mills, Inc. dated December 11, 2006